EXECUTION VERSION
VOTING AGREEMENT
          This VOTING AGREEMENT, dated as of December 13, 2006 (the “Agreement”), is entered into by and between Alpharma Inc., a Delaware corporation (the “Purchaser”) and the shareholders of A.L. Industrier A.S., a public limited liability company organized under the laws of Norway (“A.L. Industrier”), whose signatures appear on the signature page to this Agreement and who jointly own approximately 46% of the outstanding voting shares of A.L. Industrier (the “Principal Shareholders”).
W I T N E S S E T H:
          WHEREAS, the Purchaser, A.L. Industrier and AS Wangs Fabrik, a private limited liability company formed under the laws of Norway and wholly owned subsidiary of A.L. Industrier (“Wangs Fabrik”), propose to enter into a Stock Purchase Agreement dated as of the date hereof (as the same may be amended from time to time, the “Stock Purchase Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement), which provides, upon the terms and subject to the conditions thereof, for the purchase by the Purchaser or the Purchaser’s Subsidiary designees of 11,872,897 shares of the Class B Common Stock, par value $0.20 per share, of the Purchaser (the “Class B Common Stock”) from Wangs Fabrik (the “Transaction”); and
          WHEREAS, the Transaction is a sale of substantially all of the assets of A.L. Industrier, so the Requisite Shareholder Approval is required to consummate the Transaction; and
          WHEREAS, as of the date hereof, each Principal Shareholder owns beneficially or of record or has the power to vote, or direct the vote of, the number of A shares, par value NOK 1 per share, of A.L. Industrier, and B shares, par value NOK 1 per share, of A.L. Industrier (collectively with the A shares, the “A.L. Industrier Stock”) as set forth opposite such Principal Shareholder’s name on Exhibit A hereto (all such A.L. Industrier Stock and any shares of A.L. Industrier Stock of which ownership of record or beneficially or the power to vote is hereafter acquired by such Principal Shareholder prior to the termination of this Agreement being referred to herein as the “Principal Shareholder’s Shares”); and
          WHEREAS, as a condition to the willingness of the Purchaser to enter into the Stock Purchase Agreement, the Purchaser has requested that the Principal Shareholders enter into this Agreement, and, in order to induce the Purchaser to enter into the Stock Purchase Agreement, the Principal Shareholders have agreed to enter into this Agreement solely in each Principal Shareholder’s capacity as a shareholder of A.L. Industrier; and
          WHEREAS, this Agreement shall be of no force and effect until and unless the Stock Purchase Agreement is executed and delivered by the parties thereto.
          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Stock Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
TRANSFER AND VOTING OF SHARES
          SECTION 1.01 Transfer of Shares. Each Principal Shareholder shall not, directly or indirectly, until the earlier of the termination of this Agreement or the receipt of the Requisite Shareholder Approval (a) sell, pledge, encumber, assign, transfer, grant an option with respect to or otherwise dispose of any or all of such Principal Shareholder’s Shares or any interest in such Principal Shareholder’s Shares, (b) deposit any of such Principal Shareholder’s Shares or any interest in such Principal Shareholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Principal Shareholder’s Shares or grant any proxy or power of attorney with respect thereto (other than as contemplated herein), or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer, option with respect to, or other disposition of any of such Principal Shareholder’s Shares. Notwithstanding the provisions in the previous sentence, prior to the Closing Date, each Principal Shareholder may transfer, sell, exchange, pledge or otherwise dispose of or encumber such Principal Shareholder’s Shares to any Affiliate of such Principal Shareholder, provided that each such transferee or assignee, prior to the completion of the transfer, sale, exchange, pledge or encumbrance, shall have executed documents assuming all of the obligations of the Principal Shareholder under this Agreement with respect to the transferred securities. Furthermore, each Principal Shareholder undertakes to act in good faith in order to effectuate and seek to consummate the transactions contemplated by the Stock Purchase Agreement and this Agreement.
          SECTION 1.02 Vote in Favor of the Transaction. Each Principal Shareholder, solely in such Principal Shareholder’s capacity as a shareholder of A.L. Industrier, agrees to vote (or cause to be voted) all of such Principal Shareholder’s Shares at any meeting of the shareholders of A.L. Industrier or any adjournment thereof, and in any action by written consent of the shareholders of A.L. Industrier (whether held directly or beneficially and whether now owned or hereafter acquired) (i) in favor of the adoption of the Stock Purchase Agreement and approval of the Transaction, and in favor of the other transactions contemplated by the Stock Purchase Agreement, (ii) in favor of an amendment to the Bylaws of A.L. Industrier as set forth in Exhibit E to the Stock Purchase Agreement, and (iii) in favor of any other matter directly relating to the consummation of the transactions contemplated by the Stock Purchase Agreement. If a Principal Shareholder is the beneficial owner, but not the record holder, of such Principal Shareholder’s Shares, such Principal Shareholder agrees to take all commercially reasonable actions necessary to cause the record holder and any nominees to vote all of such Principal Shareholder’s Shares in accordance with the foregoing provisions.
          SECTION 1.03 Alternate Transaction. Each Principal Shareholder agrees it will not engage in any discussions and/or negotiations (or otherwise enter into any agreement) with any persons directly or indirectly relating to the sale or other disposition of all or a portion of the Shares, or the voting thereof (an “Alternate Transaction”). Each Principal Shareholder agrees on behalf of itself and its officers, directors, employers, representatives, agents, and financial advisors it will not otherwise solicit, initiate or encourage inquiries or proposals or offers from or provide information to any person regarding, or that could reasonably be expected to result in, a proposal for an Alternate Transaction. Each Principal Shareholder agrees it will vote its Shares against any Alternate Transaction.
          SECTION 1.04 Effectiveness of Agreement; Termination. The respective rights and obligations of the parties hereto under this Agreement are subject to the execution and delivery of the Stock Purchase Agreement by each of the parties thereto and therefore this Agreement will be of no force and effect until the Stock Purchase Agreement is executed and delivered by such parties. This Agreement and the obligations of each Principal Shareholder pursuant to this Agreement shall terminate upon the earliest of (a) six months from the date hereof, (b) the Closing Date, (c) the date of any material amendment of the Stock Purchase Agreement without the prior written consent of such Principal Shareholder, (d) the date of any termination of the Stock Purchase Agreement pursuant to Sections 8.1(a) or 8.1(c) of the Stock Purchase Agreement, or (e) the date of any termination of the Stock Purchase Agreement by Parent pursuant to Section 8.1(d) of the Stock Purchase Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF PRINCIPAL SHAREHOLDERS
     The Principal Shareholders severally, and not jointly, hereby represent and warrant to the Purchaser as follows:
          SECTION 2.01 Authorization; Binding Agreement. Each Principal Shareholder has all legal right, power, authority and capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Principal Shareholder and, assuming its due authorization, execution and delivery by or on behalf of the Purchaser, constitutes the legal, valid and binding obligations of each Principal Shareholder, enforceable against such Principal Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.
          SECTION 2.02 No Conflict; Required Filings and Consents.
          (a) The execution and delivery of this Agreement by each Principal Shareholder do not, and the performance of this Agreement by each Principal Shareholder will not, (i) conflict with or violate any material statute, law, rule, regulation, order, judgment or decree applicable to such Principal Shareholder or by which such Principal Shareholder or any of such Principal Shareholder’s material properties or assets is bound or affected, (ii) conflict with or violate the organizational documents of such Principal Shareholder who is not an individual person, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the material property or assets of such Principal Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Principal Shareholder is a party or by which such Principal Shareholder or any of such Principal Shareholder’s material properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which any Principal Shareholder is a trustee whose further consent is required for the execution and delivery of this Agreement or the consummation by such Principal Shareholder of the transactions contemplated by this Agreement.
          (b) The execution and delivery of this Agreement by each Principal Shareholder do not, and the performance of this Agreement by each Principal Shareholder will not, require any material consent, approval, order, permit or governmental, authorization or permit of, or filing with or notification to, any third party or any governmental, regulatory or administrative authority, agency or commission, domestic or foreign. No Principal Shareholder has any understanding in effect with respect to the voting or transfer of any of such Principal Shareholder’s Shares. No Principal Shareholder has received or will receive any payment or compensation in any way, directly or indirectly, by A.L. Industrier or Wangs Fabrik to induce such Principal Shareholder to enter into this Agreement or the Stock Purchase Agreement, except payments pursuant to the Stock Purchase Agreement and compensation received as a director, officer or employee of A.L. Industrier or Wangs Fabrik in the ordinary course.
          SECTION 2.03 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of each Principal Shareholder, threatened before any agency, administration, court or tribunal, foreign or domestic, against such Principal Shareholder or any of his, her or its respective material properties that would prevent, enjoin, materially delay or impair such Principal Shareholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against such Principal Shareholder that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, would have a material adverse effect on such Principal Shareholder’s ability to consummate the transactions contemplated by this Agreement.
          SECTION 2.04 Reliance. Each Principal Shareholder understands and acknowledges that Purchaser is entering into the Stock Purchase Agreement in reliance upon such Principal Shareholder’s execution, delivery and performance of this Agreement.
          SECTION 2.05 Title to Shares. As of the date of this Agreement, each Principal Shareholder is the sole record and beneficial owner of, or has a power of attorney with respect to such Principal Shareholder’s Shares set forth opposite such Principal Shareholder’s name on Exhibit A hereto. Each Principal Shareholder’s Shares set forth opposite such Principal Shareholder’s name on Exhibit A hereto, are all of the securities of A.L. Industrier owned, directly or indirectly, of record or beneficially by such Principal Shareholder on the date of this Agreement. Other than as set forth on Exhibit B hereto, (a) each Principal Shareholder has good and marketable title to all of such shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Shares and there are no restrictions on rights of disposition or other liens pertaining to such Shares, and (b) none of the Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Shares.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE PURCHASER
     The Purchaser hereby represents and warrants to the Principal Shareholders as follows:
          SECTION 3.01 Authorization; Binding Agreement. The Purchaser has all legal right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by or on behalf of the Purchaser and, assuming its due authorization, execution and delivery by or on behalf of the Principal Shareholders, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.
          SECTION 3.02 No Conflict; Required Filings and Consents.
          (a) The execution and delivery of this Agreement by the Purchaser will not, (i) conflict with or violate any material statute, law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which the Purchaser or any of the Purchaser’s material properties or assets is bound or affected, (ii) violate or conflict with the Certificate of Incorporation or Bylaws of the Purchaser, or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the material property or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of the Purchaser’s material properties or assets is bound or affected.
          (b) The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require any material consent, approval, order, permit or governmental authorization or permit of, or filing with or notification to, any third party or any governmental, regulatory or administrative authority, agency or commission, domestic or foreign.
ARTICLE IV
COVENANTS OF PRINCIPAL SHAREHOLDERS
          SECTION 4.01 Further Assurances. From time to time and without additional consideration, the Principal Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall take such further actions, as the Purchaser may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.
ARTICLE V
GENERAL PROVISIONS
          SECTION 5.01 Entire Agreement; Amendments. This Agreement, the Stock Purchase Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties hereto and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.
          SECTION 5.02 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal or legal representatives, heirs, distributees, devisees, legatees, executors, administrators and permitted assigns; provided, that, except as provided in Section 1.01 of this Agreement, any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by the Principal Shareholder without the prior written consent of the Purchaser shall be void.
          SECTION 5.03 Enforcement of Agreement. Each Principal Shareholder acknowledges and agrees that Purchaser could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a Principal Shareholder could not be adequately compensated by monetary damages. Accordingly, each Principal Shareholder agrees that, subject to applicable law, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Purchaser may be entitled, at law or in equity, Purchaser will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
          SECTION 5.04 Fees and Expenses. Except as otherwise provided herein or in the Stock Purchase Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
          SECTION 5.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or by a reputable international overnight delivery service, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

          if to the Principal Shareholders, to:
AS Swekk
c/o Alpharma AS, att: E .W Sissener
P. O. Box 158 Skøyen, 0212 Oslo, NORWAY
Telephone: +47 22 52 91 13
Facsimile: +47 22 52 39 61
Bluebird Invest I AS
c/o Munthe
Stjerneveien 44, 0779 Oslo, NORWAY
EWS-Stiftelsen
c/o Alpharma AS, att: E .W Sissener
Harbitzalleen 3, 0275 Oslo, NORWAY
Einar Andreas Sissener
Mo Terrasse 4, 3215 Sandefjord, NORWAY
Einar Wilhelm Sissener
c/o Alpharma AS
P.O. Box 158 Skøyen, 0212 Oslo,
NORWAY
Annicken Sissener
c/o Einar A. Sissener, Mo Terrasse 4, 3215
Sandefjord, NORWAY
Henriette Sissener
c/o Einar A. Sissener, Mo Terrasse 4, 3215
Sandefjord, NORWAY
          with a copy to(which shall not constitute notice hereunder):
Wiersholm, Mellbye & Bech advokatfirma as
P.O. Box 1400 Vika, 0115 Oslo, NORWAY
Telephone: +47 21 02 10 00
Facsimile: +47 21 02 10 01
Attention: Ståle Gjengset, Advokat

          if to the Purchaser, to:
Alpharma Inc.
One Executive Drive
Fort Lee, New Jersey 07024
Facsimile: (201) 592-1481
Attention: Secretary
          with a copy to (which shall not constitute notice hereunder):
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Facsimile: (212) 751-4864
Attention: Charles M. Nathan, Esq.
Any such notice shall be deemed to have been given (a) upon actual delivery, if delivered by hand, (b) on the next Business Day following deposit of such notice, properly addressed with carriage prepaid, with a reputable international overnight delivery service or on the second Business day if such delivery is to a foreign address or (d) upon sending such notice, if sent via facsimile, with confirmation of receipt.
          SECTION 5.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          SECTION 5.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.
          SECTION 5.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the country of Norway applicable to contracts executed in and to be performed in that country without regard to any conflicts of laws. In any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Oslo District Court.
          SECTION 5.09 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 5.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 5.11 Survival. The representations, warranties and agreement of the parties contained in this Agreement shall not survive the termination of this Agreement; provided, that no such termination shall relieve any party hereto from any liability from an intentional breach of this Agreement prior to the date of termination.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

ALPHARMA INC.
By:	/s/ D.J. Mitchell
	Name:	D.J. Mitchell
	Title:	President & CEO

/s/ Einar W. Sissener
Einar W. Sissener on behalf of AS Swekk

/s/ Einar W. Sissener
Einar W. Sissener on behalf of Bluebird Invest I AS

/s/ Einar W. Sissener
Einar W. Sissener on behalf of EWS-Stiftelsen

/s/ Einar W. Sissener
Einar W. Sissener on behalf of Einar Andreas Sissener

/s/ Einar W. Sissener
Einar W. Sissener
/s/ Einar W. Sissener ---- Einar W. Sissener on behalf of Annicken Sissener

/s/ Einar W. Sissener
Einar W. Sissener on behalf of Henriette Sissener

EXHIBIT A
SHARES OWNED

Name of Principal Shareholder	A Shares	B Shares	Total Number of Shares	Shares Issuable upon Exercise of Options, etc.
AS Swekk	2,189,660	1,227,606	3,417,266	0
Bluebird Invest I AS	1,500,000	750,000	2,250,000	0
EWS Stiftelsen	819,000	409,500	1,228,500	0
Einar Andreas Sissener	324,000	162,000	486,000	0
Einar Wilhelm Sissener	387,360	50,724	438,084	0
Annicken Sissener	78,000	39,000	117,000	0
Henriette Sissener	78,000	39,000	117,000	0
Total	5,376,020	2,677,830	8,053,850	0